UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 19, 2005
(Date of Earliest Event Reported)

Claimsnet.com inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14860 Montfort Drive, Suite 250, Dallas, Texas 75254
(Address of principal executive offices)

(972) 458-1701
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 19, 2005, the Board of Directors of Claimsnet.com inc. (the “Registrant”) approved the acceleration of vesting of certain unvested equity awards issued to its employees. The Registrant accounts for these awards pursuant to APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (“APB 25”). No stock-based employee compensation cost is reflected in the Registrant's statement of net loss, as all awards granted had an exercise price greater than or equal to the market value of the underlying common stock on the date of grant.

In December 2004, the Financial Accounting Standards Board ("FASB") published FASB Statement No. 123 (revised 2004), "Share-Based Payment" ("FAS 123(R)" or the "Statement"). FAS 123(R) requires that the compensation cost relating to share-based payment transactions be recognized as expense in the statement of net loss. That cost will be measured based on the fair value of the equity or liability instruments issued. FAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. FAS 123(R) is a replacement of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB 25. This Statement will require entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award. FAS 123(R) will be effective for the Registrant January 1, 2006.

As of December 19, 2005, the Registrant had a total of 5,208,100 employee and director equity awards outstanding, of which 3,441,433 were vested and 1,766,667 were unvested. The Board of Directors has authority to accelerate vesting of equity awards. The Board of Directors reviewed details regarding the terms, including the exercise price, and number of shares subject to outstanding awards. After conducting this review, on December 19, 2005, the Board of Directors resolved to immediately vest 1,266,667 of the 1,766,667 previously unvested equity awards, all of which were out-of-the-money (had an exercise price that was greater than the closing price of the Registrant's common stock on that date). This action was taken in consideration of the interest of the Registrant's shareholders in not having the Registrant's earnings impacted by the approximately $173,000 in compensation expense that the Registrant would otherwise have recorded over two years beginning in the first quarter of 2006, upon the adoption of FAS 123(R). The Board of Directors also considered the potential detrimental effect of early vesting on the employee retention value of the current vesting schedules for the affected options and employees.

The Board of Directors is re-examining the Registrant’s method of compensating employees and Board members through equity awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIMSNET.COM, INC.

Dated: December 21, 2005	By:	/s/ Laura M. Bray

Name: Laura M. Bray Title: Chief Financial Officer